UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2026

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended March 31, 2026, of $4,297,000, a decrease of $109,000, or 2.5%, from the same period during the prior year. Earnings per share for the first quarter of 2026 were $.91, compared to $.94 for the first quarter of 2025. Return on average assets and return on average equity were 1.08% and 10.17%, respectively, for the first quarter of 2026, versus 1.20% and 11.82%, respectively, for the same period the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller stated, “Our core performance remained strong, highlighted by double-digit growth in net interest income, margin expansion, and continued loan growth in our targeted commercial markets. While earnings were modestly lower, we continue to invest in our people, technology, and franchise for long-term, sustainable performance.”

For the first quarter of 2026, net interest income increased $1,748,000, or 13.3%, from the first quarter of 2025. The increase was related to the increase in both average earning assets and the net interest margin. For the first quarter of 2026, average earning assets increased $121 million from the same period last year, led by the $146 million growth in average loans, which was partially offset by the decreases in average securities of $15 million and average balances maintained at the Federal Reserve of $11 million. The growth in average loans occurred primarily within the targeted commercial lending segments.

For the first quarter of 2026, the net interest margin was 4.01%, an increase from 3.85% for the first quarter of 2025. The increase in the net interest margin was related to the yield on earning assets increasing more than the cost of funding sources. The yield on earning assets improved primarily in relation to the strong growth in higher yielding loans, which now comprise a larger percentage of earning assets.

For the three months ended March 31, 2026, the provision for credit loss expense was $1,622,000, an increase of $1,206,000 from the first quarter of 2025. The provision for credit loss expense for the first quarter of 2026 was primarily related to the specific allocation of $2,031,000 on two collateral dependent loans. Additional reserves were required for net charge-offs of $278,000 and the $19 million increase in loans since December 31, 2025. These increases in reserves were partially offset by a decrease in certain qualitative risk factors. The ratio of nonperforming loans to total loans was 1.64% at March 31, 2026, compared to 1.40% at December 31, 2025 and .48% at March 31, 2025. The increase in nonperforming loans was primarily related to three commercial loans being placed on nonaccrual status since March 31, 2025. Two of the loans required the specific allocation that was previously mentioned and one of the loans was deemed adequately collateralized. The allowance for credit losses was 1.07% of total loans at March 31, 2026, compared to .96% at December 31, 2025 and .97% at March 31, 2025.

Noninterest income totaled $3,288,000 for the first quarter of 2026, a decrease of $358,000 from the same period last year. The decrease was primarily related to the $540,000 decrease in electronic refund check and deposit fees due to the expiration of a tax processing agreement with a third party. This decrease was partially offset by a $138,000 increase in income from bank owned life insurance due to the receipt of life insurance proceeds and to the $86,000 increase in debit and credit card interchange income.

 Noninterest expense totaled $11,301,000 for the first quarter of 2026, an increase of $483,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $335,000, or 5.6%, from the first quarter of 2025. The increase was primarily related to annual merit increases and to health insurance premiums. For the three months ended March 31, 2026, software expense increased $132,000 from the same period last year. The increase was primarily related to an investment in software to enhance internal processes. Also contributing to higher noninterest expense for the first quarter of 2026 was a $58,000 increase in FDIC insurance expense, as compared to the same period last year. The increase was related to a higher assessment base due to growth in assets and to an increase in the assessment rate in relation to higher nonperforming loans.

The Company’s total assets at March 31, 2026 were $1.678 billion, an increase of $95 million from December 31, 2025. The increase in assets was primarily the result of a $78 million increase in balances maintained at the Federal Reserve and a $19 million increase in total loans. At March 31, 2026, total deposits increased $94 million from year end 2025, which occurred primarily within time deposits. Total shareholders’ equity increased $1.0 million from year end 2025. This was primarily from year-to-date net income of $4.3 million, partially offset by a decrease in accumulated other comprehensive income of $2.2 million and cash dividends paid of $1.1 million.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 18 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes, tariffs and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended
	March 31,
	2026	2025
PER SHARE DATA
Earnings per share	$0.91	$0.94
Dividends per share	$0.23	$0.22
Book value per share	$36.36	$33.05
Dividend payout ratio (a)	25.22%	23.52%
Weighted average shares outstanding	4,711,001	4,711,001

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$206	$195
Dividends reinvested under
dividend reinvestment plan (c)	$314	$382

PERFORMANCE RATIOS
Return on average equity	10.17%	11.82%
Return on average assets	1.08%	1.20%
Net interest margin (d)	4.01%	3.85%
Efficiency ratio (e)	61.72%	63.95%
Average earning assets (in 000's)	$1,518,144	$1,397,458

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended
(in $000's)	March 31,
	2026	2025
Interest income:
Interest and fees on loans	$19,404	$16,695
Interest and dividends on securities	2,489	2,279
Interest on interest-bearing deposits with banks	582	826
Total interest income	22,475	19,800
Interest expense:
Deposits	7,031	6,133
Borrowings	556	527
Total interest expense	7,587	6,660
Net interest income	14,888	13,140
Provision for credit losses	1,622	416
Noninterest income:
Service charges on deposit accounts	745	720
Trust fees	92	103
Income from bank owned life insurance and
annuity assets	378	240
Mortgage banking income	37	37
Electronic refund check/deposit fees	0	540
Debit / credit card interchange income	1,235	1,149
Tax preparation fees	608	596
Other	193	261
Total noninterest income	3,288	3,646
Noninterest expense:
Salaries and employee benefits	6,347	6,012
Occupancy	524	521
Furniture and equipment	318	350
Professional fees	473	500
Marketing expense	280	279
FDIC insurance	241	183
Data processing	911	925
Software	673	541
Other	1,534	1,507
Total noninterest expense	11,301	10,818
Income before income taxes	5,253	5,552
Income taxes	956	1,146
NET INCOME	$4,297	$4,406

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	March 31,	December 31,
	2026	2025
ASSETS
Cash and noninterest-bearing deposits with banks	$16,255	$14,845
Interest-bearing deposits with banks	109,072	31,052
Total cash and cash equivalents	125,327	45,897
Securities available for sale	251,439	253,906
Securities held to maturity, net of allowance for credit losses of $1 in 2026 and 2025	5,435	5,452
Restricted investments in bank stocks	5,258	5,258
Total loans	1,214,814	1,196,018
Less: Allowance for credit losses	(12,943)	(11,519)
Net loans	1,201,871	1,184,499
Premises and equipment, net	20,501	20,509
Premises and equipment held for sale, net	395	400
Accrued interest receivable	5,535	5,476
Goodwill	7,319	7,319
Bank owned life insurance and annuity assets	42,606	43,305
Operating lease right-of-use asset, net	876	923
Deferred tax assets	6,252	5,621
Other assets	4,688	4,089
Total assets	$1,677,502	$1,582,654

LIABILITIES
Noninterest-bearing deposits	$332,760	$314,131
Interest-bearing deposits	1,090,914	1,015,536
Total deposits	1,423,674	1,329,667
Other borrowed funds	43,529	44,848
Subordinated debentures	8,500	8,500
Operating lease liability	876	923
Allowance for credit losses on off-balance sheet commitments	791	871
Other liabilities	28,852	27,588
Total liabilities	1,506,222	1,412,397

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
5,490,995 shares issued)	5,491	5,491
Additional paid-in capital	52,321	52,321
Retained earnings	136,220	133,007
Accumulated other comprehensive income (loss)	(4,059)	(1,869)
Treasury stock, at cost (779,994 shares)	(18,693)	(18,693)
Total shareholders' equity	171,280	170,257
Total liabilities and shareholders' equity	$1,677,502	$1,582,654

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	April 28, 2026	By:	/s/Larry E. Miller, II
Larry E. Miller, II President and Chief Executive Officer